News Release

Nektar Therapeutics Reports First Quarter 2009 Financial Results

SAN CARLOS, Calif., May 6, 2009 — Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the first quarter ended March 31, 2009.

Net loss for the quarter ended March 31, 2009 was $31.8 million or $0.34 per share, compared to net loss of $40.7 million or $0.44 per share in the first quarter of 2008.

Nektar made improvements to its operating efficiencies as compared to a year ago. Total operating costs and expenses were down 35% to $40.0 million in the first quarter of 2009 as compared to $61.9 million in the first quarter of 2008.

 “Nektar continues to make great progress advancing our clinical pipeline and delivering on our objectives in the first quarter of 2009,” stated Howard W. Robin, President and Chief Executive Officer of Nektar.  “Our recently reported positive Phase 2 data for NKTR-118 provides the first clinical validation of our advanced polymer conjugate technology with oral small molecule drugs.  With a robust clinical pipeline and a proven technology platform, Nektar is well-positioned to enter into strategic, high-value partnerships and capitalize on multiple new product opportunities generated by our platform.”

Research and development expense was $23.9 million in the first quarter of 2009 as compared to $37.4 million for the same quarter in 2008.  Included in the $23.9 million of overall research and development spending is approximately $13.5 million of investment in Nektar preclinical and clinical development programs.

Revenue for the three month period ended March 31, 2009 was $9.7 million compared to revenue of $20.0 million in the first quarter of 2008.  This decrease in revenue is primarily the result of lower contract research and manufacturing revenues resulting from the sale of certain of the company’s pulmonary assets to Novartis.

Cash, cash equivalents, and short-term investments at March 31, 2009 were $325.3 million.

Conference Call to Discuss First Quarter 2009 Financial Results

A conference call to review results will be held on May 6, 2009 at 2 PM Pacific Time.

Details are below:

Howard Robin, president and chief executive officer, and John Nicholson, chief financial officer, will host a conference call beginning at 5:00 p.m. Eastern Time (ET)/2:00 p.m. Pacific Time (PT) on Wednesday, May 6, 2009.

A live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com.

To access the conference call, follow these instructions:
Dial: 888.396.2369 (U.S.); 617.847.8710 (international)
Participant Passcode: 82263149 (Howard Robin is the host)

An audio replay will also be available shortly after the call and will remain so through May 20, 2009.

To access the replay, follow these instructions:
Dial: 888-286-8010 (U.S.); 617-801-6888 (international)
Participant Passcode: 19053055

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugate technology platforms. Nektar’s technology and drug development expertise have enabled nine approved products for partners, which include leading biopharmaceutical companies. Nektar is also developing a robust pipeline of its own high-value therapeutics that addresses unmet medical needs by leveraging and expanding its technology platforms to improve and enable molecules. For more information on Nektar Therapeutics, please visit http://www.nektar.com.

This press release contains forward-looking statements that reflect management’s current views regarding the progress and potential of the company's pipeline of proprietary drug candidates, the value and potential of the company's technology platform, and the company’s position to enter into new strategic collaborations with third parties.  These forward-looking statements involve numerous risks and uncertainties, including but not limited to: (i) the company's proprietary product candidates and those of its collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage of development prior to regulatory approval for numerous reasons including, without limitation, safety and efficacy findings; (ii) the timing or success of the commencement or end of clinical trials and commercial launch of partnered products may be delayed or unsuccessful due to slower than anticipated patient enrollment, drug manufacturing challenges, changing standards of care, clinical trial design, clinical outcomes, or delay or failure in obtaining regulatory approval in one or more important markets; (iii) the company's patent applications for its proprietary or partner product candidates may not issue, patents that have issued may not be enforceable, or intellectual property licenses from third parties may be required in the future; (iv) the outcome of any future intellectual property or other litigation related to the company's proprietary product candidates or complex commercial agreements; (v) if the company is unable to establish and maintain collaboration partnerships on attractive commercial terms, our business, results of operations and financial condition could suffer; and (vi) certain other important risks and uncertainties set forth in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2009 and the company’s most recent Quarterly Report on Form 10-Q to be filed on or about May 8, 2009.  Actual results could differ materially from the forward-looking statements contained in this press release.  The company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Jennifer Ruddock, 650-631-4954
Nektar Therapeutics

Susan Noonan, (212) 966-3650
SAN Group

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2009	December 31, 2008(1)
ASSETS
Current assets:
Cash and cash equivalents	$122,300	$155,584
Short-term investments	202,999	223,410
Accounts receivable, net of allowance	5,796	11,161
Inventory	13,392	9,319
Other current assets	6,108	6,746
Total current assets	350,595	406,220

Property and equipment, net	75,020	73,578
Goodwill	76,501	76,501
Other assets	3,823	4,237
Total assets	$505,939	$560,536

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$2,675	$13,832
Accrued compensation	5,437	11,570
Accrued clinical trial expenses	14,982	17,622
Accrued expenses	11,583	9,923
Deferred revenue, current portion	8,416	10,010
Interest payable	58	1,805
Other current liabilities	3,486	3,612
Total current liabilities	46,637	68,374

Convertible subordinated notes	214,955	214,955
Capital lease obligations	19,989	20,347
Deferred revenue	54,132	55,567
Deferred gain	5,682	5,901
Other long-term liabilities	5,270	5,238
Total liabilities	346,665	370,382

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	9	9
Capital in excess of par value	1,315,182	1,312,796
Accumulated other comprehensive income (loss)	(20)	1,439
Accumulated deficit	(1,155,897)	(1,124,090)
Total stockholders' equity	159,274	190,154
Total liabilities and stockholders' equity	$505,939	$560,536

(1) The consolidated balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements. Certain 2008 amounts have been reclassified between line items to conform with the 2009 presentation.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(unaudited)

	Three-Months Ended March 31,
	2009	2008
Revenue:
Product sales and royalties	$6,470	$10,371
Collaboration and other	3,241	9,621
Total revenue	9,711	19,992

Operating costs and expenses:
Cost of goods sold	5,099	7,227
Other cost of revenue	-	5,334
Research and development	23,890	37,373
General and administrative	11,020	11,947
Total operating costs and expenses	40,009	61,881

Loss from operations	(30,298)	(41,889)

Non-Operating income (expense):
Interest income	1,650	5,013
Interest expense	(3,337)	(3,918)
Other Income	45	302
Total non-operating income (expense)	(1,642)	1,397

Loss before provision for income taxes	(31,940)	(40,492)
Provision (benefit) for income taxes	(133)	213
Net income (loss)	$(31,807)	$(40,705)

Basic and diluted net earnings (loss) per share	$(0.34)	$(0.44)

Shares used in computing basic and diluted net earnings (loss) per share	92,516	92,330

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except per share information)
(unaudited)

	Three-Months Ended March 31,
	2009	2008
Cash flows used in operating activities:
Net loss	$(31,807)	$(40,705)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,615	5,917
Stock-based compensation	2,325	1,084
Other non-cash transactions	115	(112)
Changes in assets and liabilities:
Decrease (increase) in trade accounts receivable	5,365	7,597
Decrease (increase) in inventories	(4,073)	1,160
Decrease (increase) in other assets	496	2,044
Increase (decrease) in accounts payable	(8,095)	(2,033)
Increase (decrease) in accrued compensation	(6,133)	(3,932)
Increase (decrease) in accrued clinical trial expenses	(2,640)	86
Increase (decrease) in accrued expenses to contract manufacturers	-	(31,994)
Increase (decrease) in accrued expenses	3,364	(123)
Increase (decrease) in deferred revenue	(3,029)	(1,200)
Increase (decrease) in other liabilities	(1,897)	(2,761)
Net cash used in operating activities	(42,394)	(64,972)

Cash flows from investing activities:
Purchases of property and equipment	(5,104)	(5,281)
Purchases of investments	(85,298)	(156,092)
Maturities of investments	104,458	186,758
Transaction costs from Novartis pulmonary asset sale	(4,766)	-
Net cash provided by investing activities	9,290	25,385

Cash flows used in financing activities:
Proceeds from issuances of common stock	61	371
Payments of loan and capital lease obligations	(302)	(411)
Net cash used in financing activities	(241)	(40)
Effect of exchange rates on cash and cash equivalents	61	10
Net decrease in cash and cash equivalents	$(33,284)	$(39,617)
Cash and cash equivalents at beginning of period	$155,584	$76,293
Cash and cash equivalents at end of period	$122,300	$36,676